EXHIBIT 23.4



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Metromedia Fiber Network, Inc. on Form S-8 of our report with respect to AboveNet Communications, Inc. dated July 28, 1999 (September 8, 1999 as to Note
17), appearing in the Prospectus which is part of Amendment No. 2 to Registration Statement No. 333-49684 of Metromedia Fiber Network, Inc. on Form S-4.

/s/ Deloitte & Touche LLP

San Jose, California
February 12, 2001